UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 25, 2006, Multi-Fineline Electronix (Suzhou) Co., Ltd. (“MFC1”), a subsidiary of Multi-Fineline Electronix, Inc. (the “Company”), entered into an Agreement on Amount of Credit Line (the “MFC1 Credit Line”) with Bank of China Limited Suzhou Wuzhong Branch (“BC”), providing for a line of credit to MFC1 in an amount of 60,000 Chinese Renminbi (“RMB”), and Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. (“MFC2”), also a subsidiary of the Company, entered into an Agreement on Amount of Credit Line (the “MFC2 Credit Line”) with BC, providing for a line of credit to MFC2 in an amount of 40,000 RMB. Each of the MFC1 and MFC2 Credit Line will mature on January 24, 2007 and bear interest at LIBOR plus 0.85%. MFC1 also entered into a Contract of Suretyship of Maximum Amount (“Suretyship Contract”) with BC, wherein MFC1 guaranteed the obligations of MFC2 under the MFC2 Credit Line. A copy of each of the MFC1 Credit Line, MFC2 Credit Line and Suretyship Contract are attached hereto.

On January 26, 2006, the Company’s board of directors (“Board”) and the Special Compensation Committee of the Board, approved a bonus plan (the “Bonus Plan”) pursuant to which Philip A. Harding, the Company’s Chairman and Chief Executive Officer, Reza Meshgin, the Company’s President and Chief Operating Officer, Craig Riedel, the Company’s Chief Financial Officer, Thomas Lee, the Company’s Vice President of Operations and Charles Tapscott, the Company’s Vice President and Chief Technology Officer could obtain a cash bonus (“Bonus”), at a target level equal to seventy percent (70%) for Mr. Harding, fifty percent (50%) for Mr. Meshgin, and twenty-five percent (25%) to forty (40%) for the remaining executives, of such executive’s annual base salary at the end of fiscal year 2006, based upon the attainment of certain goals. In certain specified circumstances, the Bonuses may exceed these percentages.

The Bonus Plan includes the goals which the Company and each executives must attain in order to be awarded the Bonuses. Fifty percent (50%) of each executive’s target Bonus is tied to financial metrics related to revenue and profit after tax. The remaining fifty percent (50%) of each executive’s target Bonus is tied to individual goals related to industry and customer concentration, financial metrics regarding asset management, business planning initiatives and/or growth strategies. In addition, Messrs. Riedel, Lee and Tapscott have specified individual goals relating to their area of responsibility within the Company, to be set by the Company’s President and Chief Operating Officer (together with such individual).

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

10.22	Agreement on Amount of Credit Line by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006

10.23	Agreement on Amount of Credit Line by and between Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006

10.24	Contract of Suretyship of Maximum Amount by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 31, 2006	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Philip A. Harding
Philip A. Harding
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.22	Agreement on Amount of Credit Line by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006

10.23	Agreement on Amount of Credit Line by and between Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006

10.24	Contract of Suretyship of Maximum Amount by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China limited Suzhou Wuzhong Branch dated January 25, 2006

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